                                                                     EXHIBIT 4.5

                   WARRANT AND COMMON STOCK PURCHASE AGREEMENT

      This WARRANT AND COMMON STOCK PURCHASE AGREEMENT is dated effective as of May 25, 2005 (the "Effective Date") by and between Protalex, Inc., a Delaware corporation with its principal office at 145 Union Square Drive, New Hope, PA 18938 (the "Company"), and the several purchasers identified from timer to time in the attached Exhibit A (individually, a "Purchaser" and collectively, the "Purchasers").

      NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

      1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

                  (b) "Agreement" means this Warrant and Common Stock Purchase Agreement.

                  (c) Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  (d) "Initial Closing Date" means the date of the first sale and purchase of the Warrants and Common Stock acquired hereunder.

                  (e) "Majority Purchasers" shall mean Purchasers which, at any given time, hold greater than fifty percent (50%) of the outstanding Securities (as defined in Section 2.3 below) that have not been resold pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act.

                  (f) "Operative Agreements" shall mean the Registration Rights Agreement and Warrants together with this Agreement.

                  (g) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

                  (h) "SEC" shall mean the Securities and Exchange Commission.

                  (i) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

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      2.    Purchase and Sale of Shares.

            2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Initial Closing or any Subsequent Closing (as defined below), the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Exhibit A hereto, at a purchase price of $1.95 per share. The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading "Purchase Price" on Exhibit A hereto.

            2.2 In addition, subject to the terms and conditions of this Agreement, each Purchaser agrees, severally, to purchase and the Company agrees to sell and issue to each Investor, a five-year cashless exercise Warrant in form and substance attached hereto as Exhibit B to acquire $17,500 of the Company's Common Stock at an exercise price equal to the thirty (30) trading day average closing price of the Company's Common Stock on the OTCBB immediately preceding the Initial Closing Date (the "Exercise Price") for each $50,000 of Common Stock acquired pursuant to Section 2.1 above (the "Warrant"). Concurrently with payment of the Purchase Price for the Common Stock, each of the Purchasers shall pay to the Company additional consideration for the purchase of its Warrant in an amount of no less than the greater of (x) $10.00 or (y) an amount equal to $.001 per share covered under the Warrant, representing in excess of the par value of the capital stock that is subject to the Warrant multiplied by the number of shares covered by such Warrant based on the initial Exercise Price. By way of example, assuming an exercise price of $1.95 per share, a $100,000 Purchase Price for the Common Stock would result in a purchase price for the Warrant of $17.95 ($35,000/$1.95 = 17,949 shares x $0.001).

            2.3 The shares of Common Stock sold to the Purchasers pursuant to this Agreement are hereinafter referred to as the "SHARES." The Warrants to purchase Common Stock sold hereunder are hereinafter referred to as the "WARRANTS." The total amount of Common Stock and other securities issuable upon conversion of the Warrants are hereinafter referred to as the "CONVERSION STOCK." The Shares, the Warrants and the Conversion Stock are hereinafter collectively referred to as the "SECURITIES."

            2.4 Closing. The initial purchase and sale of the Shares and Warrants shall take place at the offices of Reed Smith, LLP Two Embarcadero, 20th Floor, San Francisco, CA 94111 at 10:00 A.M., effective as of the Effective Date, or at such other time and place as the Company and the Purchasers acquiring at the first Closing in the aggregate more than half of such Shares sold pursuant to Section 2.1 mutually agree upon (which time and place are designated as the "INITIAL CLOSING"). Within five (5) business days after the Initial Closing, the Company shall deliver to each Purchaser purchasing Shares and Warrants at the Initial Closing a certificate representing the Shares and a corresponding Warrant, registered in the name of such Purchaser, or in such nominee's or nominees' name(s) as designated by such Purchaser in writing in the form of the Investor Questionnaire attached hereto as Appendix I, which such Purchaser is purchasing against delivery to the Company by such Purchaser of a cashiers check or wire transfer in the aggregate amount of the Purchase Price therefor payable to the Company's order as identified on Exhibit A.

            2.5 At any time on, or before, June 30, 2005 (the "Final Closing Date"), the Company may sell any amount of additional Shares and Warrants (each such sale a "Subsequent Closing"). All such sales shall be made substantially on the terms and conditions set forth in this Agreement. Any shares sold pursuant to this Section 2.5 shall be deemed to be "Shares" for all purposes under this Agreement, and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement and shall be deemed to be "Investors" for all purposes under the Registration Rights Agreement. Should any such sales be made, the Company shall prepare and distribute to the Purchasers a revised Exhibit A to this Agreement within ten (10) business days after the Final Closing Date reflecting such sales. Such Purchasers shall become signatories to this Agreement and the Registration Rights Agreement

      3. Representations and Warranties of the Company. Except as otherwise described in the SEC Documents (as defined below), including any documents incorporated by reference therein or exhibits attached thereto, the Company hereby represents and warrants to each of the Purchasers as follows:

            3.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Company ("Material Adverse Effect"). The Company does not have any material subsidiaries other than those identified in the SEC Documents (as defined below). Except for short-term investments and investments that are not material to the Company, the Company does not own any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation (the "Certificate of Incorporation") and bylaws (the "Bylaws") of the Company as in effect on the Effective Date have been filed by the Company with the SEC. The Company has all requisite corporate power and authority to carry on its business as now conducted.

            3.2 Capitalization. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which 16,799,433 shares are outstanding on the date hereof. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and were not issued in violation of any preemptive or similar rights to subscribe for or purchase securities. Except for (i) options to purchase up to 3,351,255 shares of Common Stock or other equity awards issued to employees and consultants of the Company pursuant to the employee benefits plans disclosed in the SEC Documents and (ii) warrants to purchase up to 4,091,398 shares of Common Stock, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such

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shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. Except for that certain Shareholder Agreement dated September 18, 2003, there are no voting agreements or other similar arrangements with respect to the Common Stock to which the Company is a party. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company does not maintain any pension benefit plan, or other retirement plan, subject to the Employee Retirement Income Security Act.

            3.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated therein has been taken. When executed and delivered by the Company, each of the Operative Agreements shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements.

            3.4 Valid Issuance of the Shares. The Shares being purchased by the Purchasers hereunder and the Conversion Stock upon exercise of the Warrants will, upon issuance pursuant to the terms hereof and thereof, be duly authorized and validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase the Company's capital stock exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement, except for any such right disclosed in the SEC Documents. As of the Effective Date, no further approval or authority of the stockholders or the Board of Directors of the Company shall be required for the issuance and sale of the Securities by the Company, or the filing of the Registration Statement by the Company, as contemplated in the Operative Agreements.

            3.5 Financial Statements. The Company has furnished to each Purchaser its audited Statements of Income, Stockholders' Equity and Cash Flows for the fiscal year ended May 31, 2004, its audited Balance Sheet as of May 31, 2004, its unaudited Statements of Income, Stockholders' Equity and Cash Flows for the period ended November 30, 2004, and its unaudited Balance Sheet as of November 30, 2004. All such financial statements are hereinafter referred to collectively as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material. Since November 30, 2004, to the Company's knowledge, there has been no material adverse change (actual or threatened) in the assets, liabilities (contingent or other), affairs, operations, prospects or condition (financial or other) of the Company.

            3.6 SEC Documents. The Company has made available to each Purchaser, a true and complete copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2004, the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended August 31,2004, November 30, 2004, February 28, 2005 and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing on June 1, 2004 and ending on the date hereof. The Company will, promptly upon the filing thereof, also make available to each Purchaser, including via EDGAR and/or the Company's website, all statements, reports (including, without limitation, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Final Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the first sentence of this Section 3.6 being called, collectively, the "SEC Documents"). The Company has filed all SEC Documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

            3.7 Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of the Operative Agreements and the consummation of the transactions contemplated therein have been obtained and will be effective as of the Closing Date.

            3.8 No Conflict. The execution and delivery the Operative Agreements by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture, franchise, license or other agreement or instrument to which the Company is a party or by which it or its property is bound or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.

            3.9 Brokers or Finders. Except as may be disclosed to each Purchaser, the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

            3.10 Nasdaq Stock Market. The Common Stock is registered pursuant to
Section 12(g) of the Exchange Act and is quoted on the Nasdaq Stock Market Over-the-Counter

Bulletin Board ("OTCBB") under the ticker symbol "PRTX.OB." The Company has taken no action designed to remove, or which, to the Company's knowledge, is likely to have the effect of, suspending or terminating the quotation of the Common Stock on the OTCBB. The Company shall comply with all requirements, if any, of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the issuance of the Shares and Conversion Stock and the quoting of the Shares and Conversion Stock (when issued) on the OTCBB.

            3.11 Absence of Litigation. There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any court, governmental body or regulatory agency against the Company that is required to be disclosed in the SEC Documents and is not so disclosed. The Company has not received any written or oral notification of, or request for information in connection with, any formal or informal inquiry, investigation or proceeding from the SEC or the NASD. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

            3.12 Intellectual Property.

            (a) To the knowledge of the Company, the Company has ownership of or license or legal right to use all patents, copyrights, trade secrets, trademarks, domain names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other intellectual property or proprietary rights (collectively, "Intellectual Property") used in the business of the Company and material to the Company. The Company knows of no reason why its patent applications do not or would not comply with any statutory or legal requirements or would not issue into valid and enforceable patents.

            (b) To the Company's knowledge, there is no material default by the Company under any material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company. There are no outstanding or threatened claims, disputes or disagreements with respect to any such licenses or agreements.

            (c) To the knowledge of the Company, the present business, activities and products of the Company do not infringe or misappropriate any Intellectual Property of any third party. The Company has not been notified that any proceeding charging the Company with infringement or misappropriation of any Intellectual Property held by any third party has been filed. To the Company's knowledge, there exists no patent held by any third party which includes claims that would be infringed by the Company in the conduct of its business as currently where such infringement would have a Material Adverse Effect. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any third party. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company restricting the Company's or any such employee's engagement in business activities that are material aspects of the Company's business as currently conducted.

            (d) None of the Intellectual Property owned or, to the Company's knowledge, licensed by the Company that is used in the business of the Company and material to the Company is subject to any outstanding judgment or order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, scope, use, or ownership of, or otherwise relates to, any such Intellectual Property anywhere in the world. No Patent has been or is now involved in any interference, reissue, reexamination, opposition, or other proceeding.

            (e) Each employee of the Company has executed a confidential information and invention assignment agreement in the form made available to Purchasers. No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's confidential information and invention assignment agreement, which works or inventions are necessary to the business of the Company as it is proposed to be conducted. Each consultant to the Company has entered into an agreement containing appropriate confidentiality and invention assignment provisions, in the form acceptable to Purchasers. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

            3.13 Offering. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would require the offer, issuance or sale of the Securities, as contemplated by this Agreement, to be registered under Section 5 of the Securities Act.

            3.14 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

            3.15 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock.

            3.16 No Violations. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect, or is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably expected to have a Material Adverse Effect.

            3.17 Accountants. Grant Thornton, LLP, who issued their report with respect to the financial statements to be incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended May 31, 2004 into the Registration Statement and the prospectus which forms a part thereof, are an independent registered public accounting firm as required by the Securities Act.

            3.18 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

            3.19 Title. The Company has good and marketable title to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all encumbrances and defects, except such as do not have a Material Adverse Effect. Any facilities and items of equipment held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such facilities and items of equipment by the Company. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

            3.20 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company, has in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      4. Representations and Warranties of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

            4.1 Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated therein has been taken. When executed and delivered by the Company and such Purchaser, each of the Operative Agreements will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite power to enter into each of the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements. Such Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities for an indefinite period of time. Furthermore, the Purchaser acknowledges that the Company has made no representations or warranties except as set for in this Agreement or the Registration Rights Agreement.

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            4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act. Such Purchaser has not entered into an agreement or understanding with any other party to resell or distribute such Securities.

            4.3 Investor Status; Etc. Such Purchaser certifies and represents to the Company that it is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Securities. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has received, reviewed and considered all information it deems necessary in making an informed decision to make an investment in the Securities and has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

            4.4 Confidential Information. Each Purchaser understands that any information, other than the SEC Documents, provided to such Purchaser by the Company, including, without limitation, the existence and nature of all discussions and presentations, if any, regarding this offering and the Operative Agreements, is strictly confidential and proprietary to the Company and is being submitted to the Purchaser solely for such Purchaser's confidential use in connection with its investment decision regarding the Securities. Such Purchaser agrees to use such information for the sole purpose of evaluating a possible investment in the Securities and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing such information, the Operative Agreements, or any other offering materials, in whole or in part, or divulging or discussing any of their contents except for use internally and by its legal counsel and except as required by law or legal process. Such Purchaser understands that the federal securities laws prohibit any person who possesses material nonpublic information about a company from trading in securities of such company.

            4.5 Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

            4.6 No Conflict. The execution and delivery of the Operative Agreements by such Purchaser and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, (ii) any material agreement or instrument, permit, franchise, or license or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

            4.7 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

            4.8 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

            4.9 No Intent to Effect a Change of Control. Such Purchaser has no present intent to change or influence the control of the Company within the meaning of Rule 13d-1 of the Exchange Act.

      5.    Conditions Precedent.

            5.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Securities being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

            (a) The representations and warranties of the Company contained herein shall be true and correct on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

            (b) The Registration Rights Agreement and respective Warrant shall have been executed and delivered by the Company.

            (c) The Company shall not have been adversely affected in any material way prior to the Initial Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Initial Closing Date.

            (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Initial Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

            (e) The purchase of and payment for the Securities by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

            (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Initial Closing shall be satisfactory in form and substance to such Purchaser. Such Purchaser shall have received such certificates of the Company's officers as such Purchaser may have reasonably requested in connection with such transactions.

            5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Initial Closing and each Subsequent Closing and to issue and sell to each of the Purchasers the Securities to be purchased by it at the applicable Closing is subject to the satisfaction of the following conditions precedent:

            (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the applicable Closing Date with the same force and effect as though made on and as of such Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

            (b) The Registration Rights Agreement and respective Warrant shall have been executed and delivered by each Purchaser.

            (c) Each Purchaser shall have performed all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the applicable Closing Date.

            (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Initial Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

            (e) The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

            (f) Each such Purchaser shall have executed and delivered to the Company an Investor Questionnaire, in the form attached hereto as Appendix I, pursuant to which such Purchaser shall provide information necessary to confirm each such Purchaser's status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act) and to enable the Company to comply with the Registration Rights Agreement.

            (g) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at each Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

      6.    Transfer, Legends.

            6.1 Securities Law Transfer Restrictions.

            (a) Each Purchaser understands that, except as provided in the Registration Rights Agreement, the Securities have not been registered under the Securities Act or any state securities laws, and each purchaser agrees that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Securities nor will such Purchaser engage in any hedging or other transaction which is designed to or could be reasonably expected to lead to or result in a Disposition of Securities by such Purchaser or any other person or entity unless
(a) the Securities are registered under the Securities Act, or (b) such Purchaser shall have delivered to the Company an opinion of counsel in form, substance and scope reasonably acceptable to the Company, to the effect that registration is not required under the Securities Act or any applicable state securities law due to the applicability of an exemption therefrom. In that connection, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby. Such Purchaser acknowledges and agrees that no sales of the Securities may be made under the Registration Statement and that the Securities are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Securities is accompanied by a separate Purchaser's Certificate of Subsequent Sale: (i) in the form of Exhibit B hereto; (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and (iii) to the effect that (A) the Securities have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws, and (B) the requirement of delivering a current prospectus has been satisfied. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

            (b) Each Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of Securities, in any jurisdiction outside of the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

            (c) Each Purchaser hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of the Operative Agreements and with all applicable securities laws and regulations, and such Purchaser acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transference except in accordance therewith. Each Purchaser acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the Registration Statement, until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such Prospectus.

            6.2 Legends. Each certificate requesting any of the Securities shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the securities represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.".

      7. Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Initial Closing or Subsequent Closing, as applicable, only as follows:

            (a) at any time by mutual agreement of the Company and the Majority Purchasers; or

            (b) by the Majority Purchasers, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(b) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

            (c) by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(c) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

      Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

      8.    Miscellaneous Provisions.

            8.1 Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 8.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

            8.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

            8.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

            8.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

            8.5 Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below:

            (a) All correspondence to the Company shall be addressed as follows:

                  Protalex, Inc.
                  145 Union Square Drive,
                  New Hope, PA 18938
                  Attention: Marc L. Rose
                  Facsimile: (215) 862-6614

                  with a copy to:

                  Reed Smith LLP
                  Two Embarcadero Center, Suite 2000
                  San Francisco, CA 94111
                  Attention: Donald C. Reinke, Esq.

                  Facsimile: (415) 391.8269

            (b) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

            (c) Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

            8.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

            8.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

            8.8 Governing Law; Injunctive Relief.

            (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction. Venue for all purposes hereunder shall be in the applicable state or federal court located within the State of Delaware.

            (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

            8.9 Amendments. This Agreement may be amended or modified only pursuant to an instrument in writing signed by the Company and the Majority Purchasers.

            8.10 Exculpation. Each Purchaser acknowledges that it is not relying upon any person, entity or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights hereunder, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement. The Company has elected to provide all Purchasers with the same terms and forms of Operative Agreements for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

            8.11 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

            8.12 Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

            8.13 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, provided, however, that a Purchaser may assign its rights hereunder with respect to any Securities transferred to a "Qualified Holder" pursuant to and in compliance with Section 13 of the Registration Rights Agreement, and may designate such Qualified Holder to perform the duties of the Purchaser hereunder with respect to such transferred Securities; provided further that irrespective of such transfer and designation the Purchaser shall remain obligated hereunder with respect to all of such Purchaser's Securities. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

            8.14 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

            8.15 Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            8.16 Entire Agreement. This Agreement, the Warrants and the Registration Rights Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority Purchasers.

                           [Signature Page to Follow]

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant and Common Stock Purchase Agreement as of the day and year first above written.

                                 PROTALEX, INC.

                                 By: /s/ Steven Kane
                                     -------------------------------------------
                                 Name: Steven Kane
                                 Title: President and Chief Executive Officer

THE PURCHASER'S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED AS OF THE APPLICABLE CLOSING SHALL CONSTITUTE THE PURCHASER'S SIGNATURE TO THIS WARRANT AND COMMON STOCK PURCHASE AGREEMENT.